SECURITIES AND EXCHANGE COMMISSION


                   Washington, D.C.  20549


                          FORM 8-K


                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


Date of Report (Date of Earliest event reported)  January
13, 1994
                                                  . . . . .
. . . . . .


         GTE HAWAIIAN TELEPHONE COMPANY INCORPORATED
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .
   (Exact name of registrant as specified in its charter)



          Hawaii                 2-33059                99-
0049500
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .
      (State or other          (Commission            (IRS
Employer
      jurisdiction of          File Number)
Identification No.)
      incorporation)



       1177 Bishop Street, Honolulu, Hawaii
96813
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .
     (Address of principal executive offices)           (Zip
Code)


Registrant's telephone number, including area code       808-
546-4511
                                                        . .
. . . . . .



. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
. . . . . .
    (Former name or former address, if changed since last
                           report)
         GTE HAWAIIAN TELEPHONE COMPANY INCORPORATED

                          FORM 8-K

                     ITEM OF INFORMATION





Item 5. Other Events

        GTE Hawaiian Telephone Company Incorporated today announced that its results for the fourth quarter of 1993 will include a one-time pre-tax restructuring charge of $78.2 million related primarily to the implementation of its re-engineering plan over the next three years. The restructuring charge will reduce fourth quarter and full year net income by $48.2 million.

        The re-engineering plan will redesign and streamline processes in order to improve customer-responsiveness and product quality, reduce the time necessary to introduce new products and services and further reduce costs. The re-engineering plan includes $31.3 million to upgrade or replace existing customer service and administrative systems and enhance network software, $35.4 million for employee separation benefits associated with workforce reductions and $9.6 million primarily for the consolidation of facilities and operations and other related costs. The charge for employee separation benefits includes $17.9 million related to the recognition of previously deferred postretirement health and life insurance costs for separating employees.




                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             GTE HAWAIIAN TELEPHONE COMPANY
INCORPORATED
                                             (Registrant)



Date:  January 13, 1994                    By  WILLIAM M.
EDWARDS, III
                                               WILLIAM M.
EDWARDS, III

Controller
                                              (Chief
Accounting Officer)